UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
______________
FORM 8-K
______________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 14, 2017
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REALPAGE, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-34846	75-2788861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2201 Lakeside Blvd. Richardson, Texas	75082
(Address of principal executive offices)	(Zip Code)
(972) 820-3000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions  (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 1.01    Entry into a Material Definitive Agreement.

Sixth Amendment to Credit Agreement

On August 14, 2017, RealPage, Inc., a Delaware corporation (“RealPage”), entered into the Sixth Amendment to Credit Agreement (the “Amendment”) among RealPage, the subsidiaries of RealPage party thereto, the lenders party thereto (the “Lenders”) and Wells Fargo Bank, National Association, as administrative agent (the “Agent”). The Amendment amends certain terms of RealPage’s Credit Agreement, dated as of September 30, 2014 (as amended, the “Credit Agreement”), to, among other things, extend the funding deadline for the delayed draw term loan under the Credit Agreement from August 31, 2017 to December 31, 2017.

Certain of the lenders under the Credit Agreement and their affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with RealPage or RealPage’s affiliates. They have received, or may in the future receive, customary fees and commissions for these transactions.

Additional details of the Credit Agreement were previously disclosed in RealPage’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on October 1, 2014, February 26, 2016, February 27, 2017, April 4, 2017 and May 12, 2017, and are incorporated herein by reference.

The foregoing description of the Amendment is qualified in its entirety by the full text of the Amendment, which RealPage will file with the Securities and Exchange Commission as an exhibit to a forthcoming periodic financial report.

Item 2.03       Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01, “Entry into a Material Definitive Agreement,” is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REALPAGE, INC.

By:	/s/ Stephen T. Winn
Stephen T. Winn Chief Executive Officer, President and Chairman

Date: August 15, 2017